Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditor” and to the inclusion of our report dated March 15, 2004, with respect to the financial statements of Second Management LLC as of and for the year ended December 31, 2003, in Post-Effective Amendment No. 6 to the Registration Statement (Form S-1 No. 333-52543) and related Prospectus of Tudor Fund for Employees L.P. for the registration of Units of Limited Partnership dated May 25, 2004.

New York, New York

May 25, 2004

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditor” and to the inclusion of our report dated February 17, 2004, with respect to the financial statements of Tudor Fund for Employees L.P. as of and for the year ended December 31, 2003, in Post-Effective Amendment No. 6 to the Registration Statement (Form S-1 No. 333-52543) and related Prospectus of Tudor Fund for Employees L.P. for the registration of Units of Limited Partnership dated May 25, 2004.

New York, New York

May 25, 2004